UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI		48152
(Address of Principal Executive Offices)		(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) Valassis Communications, Inc.’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 5, 2011.

(b)	Stockholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph B. Anderson, Jr.	43,084,873	807,621	262,266	2,277,363
Patrick F. Brennan	37,874,916	6,016,674	263,169	2,277,363
Kenneth V. Darish	43,736,533	154,957	263,269	2,277,363
Dr. Walter H. Ku	37,481,501	6,410,086	263,173	2,277,363
Robert L. Recchia	41,793,822	2,097,763	263,175	2,277,363
Thomas J. Reddin	37,579,599	6,311,892	263,269	2,277,363
Alan F. Schultz	43,161,180	730,447	263,133	2,277,363
Wallace S. Snyder	40,623,419	3,268,172	263,169	2,277,363
Ambassador Faith Whittlesey	43,385,016	505,482	264,261	2,277,363

2. The proposal to approve an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan to increase the number of shares available for issuance under the plan was not approved based on the following votes:

Votes for	19,940,527
Votes against	23,420,195
Abstentions	794,037
Broker Non-Votes	2,277,363

3. The proposal to approve, on an advisory basis, the compensation of our named executive officers was approved based upon the following votes:

Votes for	40,991,388
Votes against	809,824
Abstentions	2,353,547
Broker Non-Votes	2,277,363

4. The proposal to act, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers received the following votes:

For 3 Years	13,795,403
For 2 Years	161,660
For 1 Year	29,928,212
Abstentions	269,483
Broker Non-Votes	2,277,363

See Item 5.07(d) below.

5. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 was approved based upon the following votes:

Votes for	45,805,050
Votes against	354,815
Abstentions	272,257

There were no broker non-votes for this item

6. The proposal to approve any adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there were not sufficient votes for those proposals was approved based upon the following votes:

Votes for	31,876,265
Votes against	13,334,045
Abstentions	1,221,812
There were no broker non-votes for this item

(c) Not applicable.

(d) Based on the results set forth in item (b)(4) above, the Company’s Board of Directors has determined that advisory votes on the compensation of our named executive officers will be submitted to stockholders on an annual basis.

Item 7.01. Regulation FD Disclosure

On May 9, 2011, the Company issued a press release (the “Press Release”) announcing that the Company’s Board of Directors approved an increase to its stock repurchase program authorization by 6 million shares of its common stock. This new authorization, coupled with the remainder of the prior authorization, brings the total shares that can be repurchased from time to time in open market or privately negotiated transactions under the stock repurchase program to approximately 8.3 million shares as of May 9, 2011. Furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Press Release.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Valassis Communications, Inc., dated May 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: May 10, 2011	Name:	Todd Wiseley
	Title:	General Counsel, Senior Vice President, Administration and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of Valassis Communications, Inc., dated May 9, 2011.